Exhibit 99.3

To:	W. Lee Capps, III

2005 Incentive Compensation

The following is your incentive compensation earned for fiscal year 2005:

•	Cash bonus –Performance & Incentive compensation Plan:

$117,188

•	Corporate Development Incentive Plan: No Award

2006 Base Salary

Your base salary for 2006     $625,000

March 10, 2006